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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Joint Registration Statement on Form S-3 (File No. 333-29671 and 333-29671-01) and the Joint Registration Statement on Form S-4 (File No. 333-39875 and 333-39875-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our reports (a) dated August 7, 1997 (except for Note 18, as to which the date is September 17, 1997) with respect to the Consolidated Financial Statements of WHG Resorts & Casinos Inc. and related financial statement schedule; (b) dated August 7, 1997 with respect to the financial statements of Posadas de San Juan Associates and related financial statement schedule; (c) dated August 11, 1997 with respect to the financial statements of WKA El Con Associates; and (d) dated May 2, 1997 with respect to the financial statements of El Conquistador Partnership L.P.; all of which are included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company, dated December 10, 1997.


                                                /s/ ERNST & YOUNG LLP

San Juan, Puerto Rico
December 5, 1997